Exhibit 99.b

BYLAWS OF GOTTEX TRUST,

 a Delaware Statutory Trust

Adopted effective September 5, 2013

Capitalized terms not specifically defined herein

shall have the meanings ascribed to them in the Trust’s

Agreement and Declaration of Trust (the “Agreement”).

Article I

OFFICES

Section 1.          Registered Office. The registered office of Gottex Trust (the “Trust”) shall be at the offices of Corporation Service Company in the County of New Castle, State of Delaware.

Section 2.          Other Offices. The Trust may also have offices at such other places both within and without the State of Delaware as the Trustees may from time to time determine or the business of the Trust may require.

Article II

TRUSTEES

Section 1.          Meetings of the Trustees. The Trustees of the Trust may hold meetings, both regular and special, either within or without the State of Delaware. Meetings of the Trustees may be called orally or in writing by or at the direction of the Chair or his or her designee or by a majority of the Trustees. Meetings of the Board of Trustees and any committee or sub-committee thereof may be held in person or by telephonic or other electronic means.

Section 2.          Regular Meetings. Regular meetings of the Board of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.

Section 3.          Notice of Meetings. Notice of the time, date, and place of all meetings of the Board of Trustees and any committee or sub-committee thereof shall be given to each Trustee, committee member or sub-committee member, as applicable, (i) by telephone, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or (ii) in person at another meeting of the Board of Trustees or such committee or sub-committee, as applicable, or (iii) by written notice mailed or sent via overnight courier to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee, committee member or sub-committee member who attends a meeting of the Board of Trustees or any committee or sub-committee thereof without objecting to the lack of notice or who signs a waiver of notice either before or after such meeting.

Section 4.          Quorum. At all meetings of the Board of Trustees and any committee or sub-committee thereof, one-third of the Trustees then in office or one-third of the committee members or sub-committee members (but in no event less than two Trustees, committee members or sub-committee members, unless the Board is comprised of only one Trustee), as applicable, shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Trustees or any committee or sub-committee thereof, the Trustees, committee members or sub-committee members, as applicable, present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5.          Committees and Sub-Committees.

(a) Subject to Section 4.3 of the Agreement, the Board of Trustees shall have at a minimum the following committees: (1) an Audit Committee; and (2) a Governance Committee. Each such Committee shall have a written Charter governing its membership, duties and operations, and the Board shall designate the powers of each such Committee in its Charter. The Board of Trustees may terminate any such Committee by an amendment to these Bylaws. The Board of Trustees may, by resolution passed by a majority of the whole Board, establish one or more sub-committees of each such Committee, and the membership, duties and operations of each such sub-committee shall be set forth in the written Charter of the applicable Committee.

(b) The Board of Trustees may, by resolution passed by a majority of the whole Board, designate one or more additional committees, including ad hoc committees to address specified issues, each of which may, if deemed advisable by the Board of Trustees, have a written Charter. Each such additional committee shall consist of two or more of the Trustees of the Trust. The Board may designate one or more Trustees as alternate members of any such additional committee, who may replace any absent or disqualified member at any meeting of such committee. Each such additional committee, to the extent provided in the resolution and/or in such committee’s Charter, if applicable, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Such additional committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees and/or as set forth in the written Charter of such committee or committees, if applicable.

Section 6.          Chair; Vice Chair. The Board of Trustees shall have a Chair, who shall be elected by a majority of the Trustees, including a majority of the Trustees who are not “interested persons,” as such term is defined in the 1940 Act. The Board of Trustees may also have a Vice Chair, who shall be a Trustee. The Vice Chair shall be elected by a majority of the Trustees, including a majority of the Trustees who are not “interested persons,” as such term is defined in the 1940 Act. The Chair or his designee shall preside at all meetings of the Shareholders and the Board of Trustees, if the Chair or his designee is present, shall approve the agendas of all meetings of the Shareholders and the Board of Trustees and shall establish rules for the orderly conduct of meetings of the Shareholders and the Board of Trustees. The Chair shall have such other powers and duties as shall be determined by the Board of Trustees, and shall undertake such other assignments as may be requested by the Board of Trustees. If the Chair or his designee shall not be present, the Vice Chair, if any, shall preside at all meetings of the Shareholders and the Board of Trustees, if the Vice Chair is present. The Vice Chair shall have such other powers and duties as shall be determined by the Chair or the Board of Trustees, and shall undertake such other assignments as may be requested by the Chair or the Board of Trustees.

Article III

OFFICERS

Section 1.          Executive Officers. The executive officers shall include a Principal Executive Officer, a President, one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents (the number thereof to be determined by the Board of Trustees), a Principal Financial Officer, a Chief Compliance Officer, a Treasurer and a Secretary. The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Trustees may fill any vacancy that may occur in any office. Any two offices, except for those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

2

Section 2.          Term of Office. Unless otherwise specifically determined by the Board of Trustees, the officers shall serve at the pleasure of the Board of Trustees. If the Board of Trustees in its judgment finds that the best interests of the Trust will be served, the Board of Trustees may remove any officer of the Trust at any time with or without cause. The Trustees may delegate this power to the President (without supervision by the Trustees) with respect to any other officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.          Principal Executive Officer. The Principal Executive Officer shall be the chief executive officer of the Trust and shall generally manage the business and affairs of the Trust. The Principal Executive Officer shall be responsible for making the certifications required of the Trust’s principal executive officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder by the Securities and Exchange Commission (the “Commission”).

Section 4.          President; Vice Presidents. The President and one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents, shall have and exercise such powers and duties of the Principal Executive Officer in the absence or inability to act of the Principal Executive Officer, as may be assigned to them, respectively, by the Board of Trustees or, to the extent not so assigned, by the Principal Executive Officer. In the absence or inability to act of the Principal Executive Officer, the powers and duties of the Principal Executive Officer not otherwise assigned by the Board of Trustees or the Principal Executive Officer shall devolve first upon the President, then upon the Executive Vice Presidents, then upon the Senior Vice Presidents, and finally upon the Vice Presidents, all in the order of their election. If the Chair, his designee (if any) and the Vice Chair are absent, or if the Chair or his designee (if any) is absent and there is no Vice Chair, the President or the most senior Vice President shall, if present, preside at all meetings of the Shareholders.

Section 5.          Principal Financial Officer. The Principal Financial Officer, who shall also have a title of at least Vice President, shall be the chief financial officer of the Trust and shall generally manage the financial affairs of the Trust. The Principal Financial Officer shall be responsible for making the certifications required of the Trust’s principal financial officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder.

Section 6.          Chief Compliance Officer. The Chief Compliance Officer, who shall also have a title of at least Senior Vice President, shall be responsible for administering the Trust’s policies and procedures adopted pursuant to Rule 38a-1(a)(1) under the 1940 Act.

Section 7.          Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Trustees may determine. The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.

3

Section 8.          Secretary. The Secretary shall (a) have custody of the seal of the Trust, if any; (b) if requested, attend meetings of the Shareholders, the Board of Trustees, and any committees or sub-committees of Trustees; (c) keep or cause to be kept the minutes of all meetings of Shareholders, the Board of Trustees and any committees or sub-committees thereof; and (d) issue all notices of the Trust. The Secretary shall have charge of the Shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees.

Section 9.          Assistant Officers. Assistant officers, which may include one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, shall perform such functions and have such responsibilities as the Board of Trustees may assign to them or, to the extent not so assigned, by the President, Vice President(s), Secretary or Treasurer, as applicable.

Section 10.         Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds, or securities that may come into his or her hands.

Section 11.        Authorized Signatories. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing agreements, documents and instruments other than Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the Principal Financial Officer, the Chief Compliance Officer, the Treasurer, the Secretary, any Assistant Vice President, any Assistant Treasurer or any Assistant Secretary. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing any and all Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the Principal Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary.

Article IV

MEETINGS OF SHAREHOLDERS

Section 1.          Purpose. All meetings of the Shareholders shall be held at such time and place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called or in a duly executed waiver of notice thereof. At all meetings of the Shareholders, every Record Owner entitled to vote on a matter to be voted on by such Shares shall be entitled to vote on such matter at such meeting either in person or by written proxy signed by the Record Owner or by his duly authorized attorney in fact. A Record Owner may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication or oral communication or by any other form of communication. Unless a proxy provides otherwise, such proxy is not valid more than eleven months after its date. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Record Owner shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

4

Section 2.          Nomination of Trustees.

(a) So long as the Trust has adopted and maintains a distribution plan pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”), the nomination of Trustees who are not “interested persons,” as defined in the 1940 Act, of the Trust shall be made by the Governance Committee. In addition, so long as the Trust maintains a Governance Committee, the nomination of all other Trustees shall also be made by the Governance Committee. If the Trust no longer maintains a Rule 12b-1 Plan and no longer maintains a Governance Committee, the nomination of all Trustees shall be made by the Board of Trustees. Any Shareholder may submit names of individuals to be considered by the Governance Committee or the Board of Trustees, as applicable, provided, however, (i) that such person was a shareholder of record at the time of submission of such names and is entitled to a vote at the meeting, and (ii) that the Governance Committee or the Board of Trustees, as applicable, shall make the final determination of persons to be nominated.

(b) The process and procedures for the nomination of persons for election or appointment as trustees of the Trust by the Trustees shall be set forth in the written Charter for the Governance Committee of the Board of Trustees.

Section 3.          Election of Trustees. All meetings of Shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the Shareholders shall elect the number of Trustees as provided in the Agreement and as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article IV.

Section 4.          Notice of Meetings. Written notice of any meeting stating (a) the place, date, and hour of the meeting and (b) the purpose or purposes for which the meeting is called, shall be given to each Shareholder entitled to vote on a matter to be voted on by such shares at such meeting not less than ten days before the date of the meeting in accordance with Article V hereof.

Section 5.          Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Agreement, may be called by the Chair or by a majority of the Trustees. The Trustees shall promptly call a meeting of the Shareholders solely for the purpose of removing one or more Trustees, when requested in writing to do so by the record holders of not less than ten percent (10%) of the Outstanding Shares of the Trust.

Section 6.          Conduct of Meeting. Business transacted at any meeting of Shareholders shall be limited to (a) the purpose stated in the notice, (b) such other matters as are permitted to be presented at the meeting, and (c) the adjournment of such meeting in accordance with Section 15 of this Article IV.

Section 7.          Quorum. The holders of one-third of the Outstanding Shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by applicable law or by the Agreement. Notwithstanding the preceding sentence, with respect to any matter which by applicable law or by the Agreement requires the separate approval of one or more Classes or Portfolios, the holders of one-third of the Outstanding Shares of each such Class or Portfolio (or of such Classes or Portfolios voting together as a single class) entitled to vote on the matter shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the vote of the holders of a majority of Shares cast shall have power to adjourn the meeting from time to time in accordance with Article IV, Section 15 hereof, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

5

Section 8.          Organization of Meetings.

(a) The meetings of the Shareholders shall be presided over by the Chair, his designees, Vice Chair, President, or Vice President, as set forth in Article II, Section 6, and Article III, Section 4, or if no Vice President is present, by a chair appointed for such purpose by the Board of Trustees or, if not so appointed, by a chair appointed for such purpose by the officers and Trustees present at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.

(b) The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent otherwise determined by the Board of Trustees or the chair of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 9.          Voting Standard. When a quorum is present at any meeting, an affirmative vote of a majority of all the votes cast shall decide any matter which properly comes before the meeting, unless a different vote is required by the express provision of applicable law, the Governing Instrument or applicable contract, in which case such express provision shall govern and control the decision of such question. Where a separate vote by classes is required, the preceding sentence shall apply to such separate votes by classes.

Section 10.        Voting Procedure. On any matter on which a Record Owner is entitled to vote, each such Record Owner as of the record date established pursuant to Section 14 of this Article IV shall be entitled to one vote for each whole Share and a proportionate fractional vote for each fractional Share owned of record on the record date by such Shareholder. On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of such Portfolios (or Classes) shall be entitled to vote thereon.

Section 11.        Action Without Meeting. Unless otherwise provided in the Agreement or applicable law, any action required to be taken at any meeting of the Shareholders, or any action which may be taken at any meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of Outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

6

Section 12.        Broker Non-Votes. At any meeting of Shareholders, the Trust will consider broker non-votes, if any, as “entitled to vote, “ and therefore present for purposes of determining whether a quorum is present at the meeting and the percentage of outstanding Shares present in person or by proxy and entitled to vote at the meeting.

Section 13.        Abstentions. At any meeting of Shareholders, the Trust will consider abstentions, if any, as “entitled to vote,” and therefore present for purposes of determining whether a quorum is present at the meeting and the percentage of outstanding Shares present in person or by proxy and entitled to vote at the meeting.

Section 14.        Record Date for Shareholder Meetings and Consents. In order that the Trustees may determine the Record Owners entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than 150 nor less than 10 days before the original date upon which the meeting of Shareholders is scheduled, nor more than 60 days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees for action by Shareholder consent in writing without a meeting. A determination of Record Owners entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting so long as notice of the adjournment and the new record and meeting dates are given to the Shareholders.

Section 15.        Adjournments. A meeting of Shareholders convened on the date for which it was called may be adjourned from time to time without further notice to Shareholders to a date not more than 120 days after the original record date. A meeting of Shareholders may not be adjourned for more than 120 days after the original record date for such meeting without giving the Shareholders notice of the adjournment and the new meeting date. Except as otherwise set forth in Article IV, Section 7 hereof, the vote of the holders of one-third of the Shares cast shall be required in order to adjourn a meeting of Shareholders with regard to a particular proposal scheduled to be voted on at such meeting or to adjourn such meeting entirely.

Article V

NOTICES

Section 1.          Methods of Giving Notice. Whenever, under the provisions of applicable law or of the Governing Instrument, notice is required to be given to any Trustee or Shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in writing) or in writing, by mail addressed to such Trustee at his or her last given address or to such Shareholder at his address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Trustees or members of a committee or sub-committee may also be given by facsimile, electronic-mail or other electronic means or via overnight courier. If sent by facsimile, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given upon transmittal; if sent by electronic-mail or other electronic means, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given and shall be presumed valid when the Trust’s electronic-mail or other electronic device server reflects the electronic message as having been sent; and if sent via overnight courier, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given when delivered against a receipt therefor.

Section 2.          Written Waiver. Whenever any notice is required to be given under the provisions of applicable law, or of the Governing Instrument, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

7

Article VI

UNCERTIFICATED SHARES AND SHARE OWNERSHIP

Section 1.          Uncertificated Shares. Except as otherwise required by applicable law or the Governing Instrument, the Trust shall not issue share certificates and no Shareholder shall have the right to demand or require that a certificate be issued to him, her or it.

Section 2.          Transfer of Shares. Shares shall be transferable on the records of the Trust only by the Record Owner or by its agent thereto duly authorized in writing, upon delivery to the transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required.  Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 3.          Record Owners Book. The Trust shall keep or cause to be kept a Shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are Record Owners of the Trust, showing their places of residence, the number and class of any Shares held by them, respectively, and the dates when they became the record owners thereof.

Section 4.          Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim of interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice hereof.

Section 5.          Record Date for Receiving Dividends and Other Actions. In order that the Trustees may determine the Record Owners entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action (other than the record date for meetings of shareholders as set forth in Section 14 of Article IV), the Board of Trustees may fix a record date, which record date (i) shall be set forth in the resolution or resolutions authorizing the payment of such dividend or other lawful action and (ii) shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees.

Article VII

GENERAL PROVISIONS

Section 1.          Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absences of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

8

Section 2.          Severability. The provisions of these Bylaws are severable. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

Section 3.          Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

Article VIII
INDEMNIFICATION

Section 1.          Indemnification.

(a) To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding (other than a proceeding by or in the right of the Trust) by reason of the fact that such person is or was a Covered Person, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

(b) To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was a Covered Person, against expenses actually and reasonably incurred by that person in connection with the investigation, defense or settlement of such proceeding.

(c) Notwithstanding any provision to the contrary contained herein, no Covered Person shall be indemnified for any expenses, judgments, fines, amounts paid in settlement, or other liability or loss arising by reason of disabling conduct. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person engaged in disabling conduct.

Section 2.          Advance Payment of Indemnification Expenses. To the maximum extent permitted by law, the Trust shall advance to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. To the maximum extent permitted by law, the Trust may advance to any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a Covered Person (other than a Trustee or officer of the Trust) the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. Notwithstanding any provision to the contrary contained herein, the Trust shall not advance expenses to any Covered Person (including a Trustee or officer of the Trust) unless:

(a) the Trust has received an undertaking by or on behalf of such Covered Person that the amount of all expenses so advanced will be paid over by such person to the Trust unless it is ultimately determined that such person is entitled to indemnification for such expenses; and

(b) (i) such Covered Person shall have provided appropriate security for such undertaking; (ii) the Trust shall be insured against losses by reason of any lawful advance payments; or (iii) either (1) the Trustees, by the vote of a majority of a quorum of qualifying Trustees (as defined in Section 6 below), or (2) independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person ultimately will be found not entitled to indemnification.

9

Section 3.        Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VIII (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a reasonable determination, based upon a review of the facts, that the Covered Person is entitled to indemnification because (i) he or she is not liable by reason of disabling conduct, or (ii) in cases where there is no liability, he or she has not engaged in disabling conduct. Such determination shall be made by (i) the vote of a majority of a quorum of qualifying Trustees; or (ii) if there are no such Trustees, or if such Trustees so direct, by independent legal counsel in a written opinion. Notwithstanding anything to the contrary in Section 2 of this Article VIII, if a determination that a Covered Person engaged in disabling conduct is made in accordance with this Section 3, no further advances of expenses shall be made, and all prior advances, and insurance premiums paid for by the Trust, if applicable, must be repaid.

Section 4.          Contract Rights. With respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Covered Person, the rights to indemnification conferred in Section 1 of this Article VIII, and with respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust, the advancement of expenses conferred in Section 2 of this Article VIII shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any such person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption). Any amendment or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof), that has the effect of positively affecting any right to indemnification or advancement of expenses granted to any such person pursuant hereto, shall not apply retroactively to any person who was not serving as a Trustee, officer, employee or agent of the Trust at the time of such amendment, modification or adoption.

Section 5.          Claims.

(a) If (X) a claim under Section 1 of this Article VIII with respect to any right to indemnification is not paid in full by the Trust within sixty days after a written demand has been received by the Trust or (Y) a claim under Section 2 of this Article VIII with respect to any right to the advancement of expenses is not paid in full by the Trust within thirty days after a written demand has been received by the Trust, then the Covered Person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim.

(b) If successful in whole or in part in any suit brought pursuant to Section 5(a) of this Article VIII, or in a suit brought by the Trust to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the Covered Person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the Covered Person from whom the Trust sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Trust the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

10

Section 6.          Definitions. For purposes of this Article VIII: (a) references to “Trust” include any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction; (b) the term “disabling conduct” means willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the Covered Person’s office with the Trust; (c) the term “expenses” includes, without limitations, reasonable attorneys’ fees; (d) the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative; and (e) the term “qualifying Trustee” means any Trustee who is not an interested person (as defined in the 1940 Act) of the Trust and is not a party to the proceeding.

Article IX

AMENDMENTS

Section 1.          Amendments. These Bylaws may be altered or repealed by the Trustees without the vote or approval of the Shareholders at any regular or special meeting of the Board of Trustees without prior notice. These Bylaws may also be altered or repealed by the Shareholders at any special meeting of the Shareholders, but only if the Board of Trustees resolves to put a proposed alteration or repeal to the vote of the Shareholders and notice of such alteration or repeal is contained in a notice of the special meeting being held for such purpose.

11